UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2006

UBIQUITEL INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30761	23-3017909
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One West Elm Street, Suite 400, Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 832-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 19, 2006, UbiquiTel Inc. (“UbiquiTel” or the “Company”) entered into a merger agreement (the “Merger Agreement”) with Sprint Nextel Corporation (“Sprint Nextel”) and Eagle Merger Sub Inc., a wholly owned subsidiary of Sprint Nextel (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company (the “Merger”), with the Company surviving the Merger. On July 1, 2006, the Merger was consummated. Former UbiquiTel common stockholders are entitled to receive $10.35 in cash (less any required withholding taxes and without interest) in exchange for each share of UbiquiTel common stock that they own.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the NASDAQ national market that each of the shares of the Company’s common stock, par value $0.0005, has been converted into the right to receive $10.35 per share, as described in Item 2.01. Concurrently with the filing of this report, the Company has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, Sprint Nextel became the direct owner of 100% of the voting securities of UbiquiTel. Merger Sub was merged with and into UbiquiTel, with UbiquiTel surviving the Merger as a wholly owned subsidiary of Sprint Nextel. Former UbiquiTel common stockholders are entitled to receive $10.35 in cash (less any required withholding taxes and without interest) in exchange for each share of UbiquiTel common stock that they own. Sprint Nextel acquired UbiquiTel in an all-cash transaction (out of available cash) for approximately $1.3 billion, including the assumption of approximately $300 million of net debt. There are no arrangements or understandings with respect to the election of directors or related matters.

Item 5.03 Amendments to Articles of Incorporation and Bylaws.

Pursuant to the Merger Agreement, the certificate of incorporation and the bylaws of UbiquiTel were amended and restated as of the effective time of the Merger. The amended and restated certificate of incorporation and the amended and restated bylaws of UbiquiTel are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of UbiquiTel Inc.

3.2	Amended and Restated Bylaws of UbiquiTel Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBIQUITEL INC.

Date: July 3, 2006	By:	/s/ Gary D. Begeman
Name: Gary D. Begeman
Title: Vice President

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of UbiquiTel Inc.

3.2	Amended and Restated Bylaws of UbiquiTel Inc.